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                                   EXHIBIT 99
                       REGISTRATION, INDEMNIFICATION AND
                             CONTRIBUTION AGREEMENT




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                       REGISTRATION, INDEMNIFICATION AND
                             CONTRIBUTION AGREEMENT



     This Registration, Indemnification and Contribution Agreement (this "Agreement") dated as of July 26, 1996, is by and between INTERNATIONAL LOTTERY, INC., a Delaware corporation (the "Company"), L. ROGERS WELLS, JR., an individual residing in the State of Kentucky ("Mr. Wells") and AMERICAN TRADING GROUP, INC., a Kentucky corporation (the "Selling Stockholder").

     WHEREAS, the Company has agreed to prepare, execute and file a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in order to register 100,000 shares (the "Shares") of the Company's Common Stock currently owned by the Selling Stockholder; and

     WHEREAS, Mr. Wells has agreed to pay the costs of the registration and sale of the Shares; and

     WHEREAS, the Company and the Selling Stockholder desire to enter into an agreement with regard to the registration of the Shares and certain liabilities under the Securities Act in connection with the Registration Statement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

     SECTION 1 THE COMPANY'S OBLIGATIONS IN REGISTRATION. The Company hereby agrees that it will:

     (a) prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement with respect to the Shares and use its best efforts to cause the Registration Statement to become and remain effective for a period of one year or such shorter period as may be required for the distribution of all of the Shares;

     (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in subsection (a) above and to comply with the provisions of the Securities Act with respect to the disposition of the Shares covered by the Registration Statement in accordance with the intended methods of disposition set forth in the Registration Statement;

     (c) furnish to the Selling Stockholder such numbers of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the disposition of the Shares;

     (d) use its best efforts to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as the Selling Stockholder shall reasonably request, and do any and all other acts and things to so register or qualify which may be reasonably necessary or advisable to enable the Selling Stockholder to consummate the disposition in such jurisdictions of the Shares; and

     (e) if the distribution of the Shares is to be underwritten, join with the Selling Stockholder and the underwriter in the execution and delivery of an underwriting agreement, which shall include such representations and warranties and covenants of the Company and such other provisions as are customary at the time in an underwriting agreement for an underwritten secondary offering.
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     SECTION 2  PAYMENT OF REGISTRATION EXPENSES.  The costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take or effect pursuant to this Agreement, shall be paid by Mr. Wells (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel for the Company and expenses of any special audits or other accounting or auditing services incident to or required in connection with any such registration); provided, however, that the Selling Stockholder shall be solely responsible for the payment of all discounts, concessions or commissions to underwriters, agents, brokers or dealers, all fees and expenses of counsel and other advisors to the Selling Stockholder, and all transfer or other taxes on the sale of the Shares.

     SECTION 3 THE COMPANY'S INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Selling Stockholder and any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof) (collectively a "Person"), if any, who controls the Selling Stockholder within the meaning of the Securities Act and each other Person (including underwriters) who participates in the offering of the Shares against any losses, claims, damages or liabilities, joint or several, to which the Selling Stockholder or such controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Stockholder or such controlling Person or participating Person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to the Selling Stockholder and the Selling Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Shares to the Person asserting such loss, claim, damage, liability or expense.

     SECTION 4 SELLING STOCKHOLDER'S INDEMNIFICATION. The Selling Stockholder agrees to indemnify and hold harmless the Company, each other Person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of the Registration Statement and each other Person, if any, which controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from the Registration Statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Selling Stockholder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to

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the same extent as provided above, with respect to information with respect to such Persons so furnished in writing by such Persons specifically for inclusion in any prospectus or the Registration Statement.

     SECTION 5 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     If for any reason the indemnification provided for in this Agreement is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

     SECTION 6 UNDERWRITING AGREEMENT INDEMNIFICATION PROVISIONS. Notwithstanding the provisions of Sections 3 and 4 hereof, if an underwriting agreement executed by the Company and the Selling Stockholder shall contain indemnification, contribution and related procedural provisions in a form customary to the underwriter which are substantially to the same effect as the provisions provided for in Sections 3 and 4 hereof, the indemnification provisions contained in such underwriting agreement shall control and shall supersede the indemnification provisions set forth in Sections 3 and 4 hereof.

     SECTION 7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

     SECTION 8 HEADINGS. The headings of the Sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to constitute a part hereof.

     SECTION 9 INDEPENDENCE OF COVENANTS. Each covenant made herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

     SECTION 10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder.

     SECTION 11 AMENDMENT AND WAIVER. This Agreement may be amended or supplemented, and the observance of any term hereof may be waived, with the written consent of all of the parties hereto.


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     SECTION 12  COUNTERPARTS.  This Agreement may be executed and delivered simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the Company, Mr. Wells and the Selling Stockholder have signed their names hereto, or have caused their names to be signed hereto by the respective officers thereunto duly authorized, as of the day and year first above written.

                                 INTERNATIONAL LOTTERY, INC.


                                 By: /s/ Edmund F. Turek
                                    ------------------------
                                 Name:   Edmund F. Turek
                                 Title:  President




                                 /s/ L. Rogers Wells, Jr.
                                 ---------------------------
                                 L. ROGERS WELLS, JR.



                                 AMERICAN TRADING GROUP, INC.



                                 By: /s/ John D. Kelly
                                    -------------------------
                                 Name:  John D. Kelly
                                 Title: President and
                                        Chief Executive Officer






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